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                                                                     EXHIBIT 3.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       M&I DEALER AUTO SECURITIZATION, LLC


     This Limited Liability Company Agreement (this "Agreement") of M&I Dealer Auto Securitization, LLC (the "Company") is entered into by M&I Marshall & Ilsley Bank, a Wisconsin banking corporation, as the member of the Company (the "Member").

     The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), and hereby agrees as follows:


 1.  Name                  The name of the limited liability company formed
                           hereby is M&I Dealer Auto Securitization, LLC.

 2.  Purpose               The Company is formed for the object and purpose of,
                           and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

 3.  Registered Office     The address of the registered office of the Company
                           in the State of Delaware is 1209 Orange Street,
                           Corporate Trust Office, in the City of Wilmington,
                           County of New Castle, Delaware 19801.

 4.  Registered Agent      The name and address of the registered agent of the
                           Company for service of process on the Company in the State of Delaware is The Corporation Trust Company,
                           1209 Orange Street, Corporate Trust Center, in the
                           City of Wilmington, County of New Castle, Delaware
                           19801.

 5.  Members               The names and the business, residence or mailing
                           addresses of the Members are as follows:

                           Name                     Address
                           ----                     -------
                           M&I Marshall             770 North Water Street
                           & Ilsley Bank            Milwaukee, Wisconsin 53202

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 6.  Powers                The  Member shall have the power to do any and all
                           acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Member shall have the authority to bind the Company.

 7.  Directors             The business and affairs of the Company shall be
                           managed by or under the direction of a Board of one or more Directors designated by the Member. The
                           Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be three. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal by the Member. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule A hereto.

                           The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Directors has the authority to bind the Company. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                                        2

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 8.  Officers              The initial Officers of the Company shall be
                           designated by the Member. The successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. Any number of offices may be held by the same person. The Board shall Choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board or by the Member. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule B hereto.

                           The Officers, to the extent of their powers set forth on Schedule C of this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and the actions of the Officers taken in accordance with such powers shall bind the Company.

 9.  Dissolution           The Company shall dissolve, and its affairs shall be
                           wound up upon the first to occur of the following:
                           (a) December 31, 2041, (b) the written consent of the Member, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10.  Capital               The Member has  contributed  $10, in cash, and no
     Contributions         other property, to the Company.

11.  Additional            No Member is required to make any additional capital
     Contributions         contribution to the Company.

12.  Allocation of         The  Company's  profits and losses shall be allocated
     Profits and Losses    in proportion to the capital contributions of the
                           Members.

13.  Distributions         Distributions shall be made to the Member at the
                           times and in the aggregate amounts determined by the Member. Such distributions shall be allocated among the Member in the same proportion as its capital account balances.


                                        3

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14.   Assignments          A Member may assign his limited liability company
                           interest in whole or in part only with the consent of the other Members.

15.   Resignation          Without the consent of the remaining Members, a
                           Member may not resign from the Company.

16.   Admission of         One (1) or more additional members of the Company may
      Additional           be admitted to the Company with the consent of the
      Members              Member and upon being so admitted shall become bound
                           by all of the terms of this Agreement and shall execute a written joinder to this Agreement.

17.   Liability            The Member shall not have any liability for the
                           obligations or liabilities of the Company except to the extent provided in the Act. The Company shall indemnify the Member for its actions as Member to the fullest extent permitted by law. The Company shall indemnify its Directors and Officers for their actions as Directors or Officers, as applicable, to the fullest extent permitted by law.

18.   Governing Law        This Agreement shall be governed by, and construed
                           under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

19.   Amendment            This Agreement may be amended in writing by the
                           Member.


                                       4

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 29th day of November, 2001.

                                            M&I MARSHALL & ILSLEY BANK


                                            By: /s/ Michael J. Burke
                                               ---------------------------------
                                            Name:  Michael J. Burke
                                            Title: Vice President

                                      S-1

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                                   SCHEDULE A

                                    DIRECTORS

1.   Donald H. Wilson

2.   Michael J. Burke

3.   Douglas D. Howe

                                       A-1

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                                   SCHEDULE B

OFFICERS                                      TITLE

1.   Donald H. Wilson                         President

2.   Michael J. Burke                         Vice President

3.   Douglas D. Howe                          Treasurer

4.   Douglas D. Howe                          Secretary

                                       B-1

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                                   SCHEDULE C

                        POWERS AND DUTIES OF THE OFFICERS

President.
---------

The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed or (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

Vice President.
--------------

In the absence or disability of the President, the Vice President shall have the authority to perform all of the duties of the President and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the President. Vice Presidents shall have such other powers and perform such other duties as are prescribed from time to time in connection with their appointment.

Secretary.
---------

The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.

Treasurer.
---------

The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company.

                                       C-1